Exhibit 99.1
For Immediate Release

Executive Contacts:
Charles J. Kleman	F. Michael Smith
Executive Vice President	Vice President
Chief Financial Officer	Investor and Community Relations
Chico’s FAS, Inc.	Chico’s FAS, Inc.
(239) 274-4105	(239) 274-4797
Chico’s FAS, Inc. Reports October Sales
•  October Sales Up 9.9% Over October Last Year
•  October Comparable Store Sales Decrease 4.1%
     Fort Myers, FL - November 2, 2006 - Chico’s FAS, Inc. (NYSE: CHS) today reported October sales results for the four-week period ended October 28, 2006, increased 9.9% to $125.3 million from $114.0 million reported for the prior year’s four-week period ended October 29, 2005. Comparable store sales for the Company-owned stores decreased 4.1% for the four-week period ended October 28, 2006, compared to the same four-week period last year.
     Total sales for the third quarter ended October 28, 2006 increased 12.1% to $402 million from $359 million for the same period a year ago. Comparable store sales for the Company-owned stores decreased 1.2% for the thirteen-week period compared to the same thirteen-week period last year.
     For the thirty-nine weeks ended October 28, 2006, total sales increased 16.5% to $1.199 billion from $1.029 billion for the same period a year ago. Comparable store sales for the Company-owned stores increased 3.6% for the thirty-nine week period compared to the same thirty-nine week period last year.
     Scott A. Edmonds, President and CEO, stated, “We are disappointed with our October sales results. Accordingly, we are reducing our third quarter earnings estimate to $.22 - $.25, and will provide further updates on our third quarter earnings conference call on November 29, 2006.”
     The Company is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items. The Company operates 882 women’s specialty stores, including stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico operating under the Chico’s, White House | Black Market, Soma by Chico’s and Fitigues names. The Company owns 535 Chico’s front-line stores, 32 Chico’s outlet stores, 239 White House | Black Market front-line stores, 14 White House | Black Market outlet stores, 39 Soma by Chico’s stores, 9 Fitigues front-line stores and 1 Fitigues outlet store; franchisees own and operate 13 Chico’s stores.
Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.
For more detailed information, please call (877) 424-4267 to listen to the Company’s monthly sales information and investor relations line
A copy of a slide show addressing the Company’s recent financial results and current plans for expansion is available on the Company’s website at http://www.chicos.com in the investor relations section
Additional investor information on Chico’s FAS, Inc. is available free of charge on the Company’s website at http://www.chicos.com in the investor relations section